                                                                  Exhibit 10.22


                            FIRST AMENDMENT TO LEASE


THIS FIRST AMENDMENT TO LEASE (this "FIRST AMENDMENT") is made this 16th day of February, 2000, by and between SPIEKER PROPERTIES, L.P., a California limited partnership, ("LANDLORD"), and BROCADE COMMUNICATIONS SYSTEMS, INC., a Delaware corporation ("TENANT").

        WHEREAS, Landlord and Tenant entered into a Lease dated December 17, 1999, (as amended, the "LEASE"), for those certain premises located at 1745 Technology Drive, San Jose, California (the "PERMANENT PREMISES"), and at 2055 Gateway Place, San Jose, California (the "PHASE I TEMPORARY PREMISES"), and 1741 Technology Drive, San Jose, California (the "PHASE II TEMPORARY PREMISES"), each as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

        WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, additional space in Phase I Temporary Premises Building on a temporary basis and under the terms and conditions as provided herein; and

        WHEREAS, Landlord and Tenant desire to convert the Phase II Temporary Premises to become a portion of the Permanent Premises; and

        WHEREAS, Landlord and Tenant desire to modify the Lease as provided herein.


        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

        1. The following shall be added to and made a part of the Lease as a new Paragraph 39.F:

           "ADDITIONAL TEMPORARY PREMISES.

           a. TERM; RENT. Landlord shall deliver to Tenant possession of the premises depicted on ATTACHMENT A attached hereto, which premises is comprised of approximately four thousand one hundred ninety-five (4,195) rentable square feet (the "PART A ADDITIONAL TEMPORARY PREMISES"), and the premises depicted on ATTACHMENT B attached hereto, which premises is comprised of approximately eight thousand two hundred ten (8,210) rentable square feet (the "PART B ADDITIONAL TEMPORARY PREMISES," the Part A Additional Temporary Premises and the Part B Additional Temporary Premises shall sometimes be referred to herein collectively as the "ADDITIONAL TEMPORARY PREMISES"), which total Additional Temporary Premises comprise in total approximately twelve thousand four hundred five (12,405) rentable square feet located in the Phase I Temporary Premises Building. The terms and conditions of this Lease shall apply to Tenant's possession and use of the Additional Temporary Premises; provided, however, that Rent due and payable commencing on each of the Part A Additional Temporary Premises Term Commencement Date and the Part B Additional Temporary Premises Term Commencement Date (each as defined herein) through the date Tenant surrenders possession of the entire Additional Temporary Premises to Landlord as provided herein shall be as follows: with respect to the Part A Additional Temporary Premises, an amount equal to Twelve Thousand Five Hundred Eighty-Five Dollars and No/100 ($12,585.00) per month, and with respect to the Part B Additional Temporary Premises, an amount equal to Twenty-Four Thousand Six Hundred Thirty and No/100 ($24,630.00) per month; The total amount Rent payable by Tenant on a monthly basis after the Part B Additional Temporary Premises shall be Thirty-Seven Thousand Two Hundred Fifteen Dollars and No/100 ($37,215.00). If the obligation for payment of Rent for either of the Part A Additional Temporary Premises or the Part B Additional Temporary Premises commences on a day other than the first day of a month, then such Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Part A Additional Temporary Premises Term Commencement Date or the Part B Additional Temporary Premises Term Commencement Date (each as defined herein), as the case may be. The term commencement date ("PART A ADDITIONAL TEMPORARY PREMISES TERM COMMENCEMENT DATE") with respect to the Part A Additional Temporary Premises shall be the date Landlord delivers possession of the Part A Additional Temporary Premises to Tenant. The term commencement date ("PART B ADDITIONAL TEMPORARY PREMISES TERM COMMENCEMENT DATE") with respect to the Part B Additional Temporary Premises shall be the date Landlord delivers possession of the Part B Additional Temporary Premises to Tenant.

           b.         TENANT IMPROVEMENTS.

                      (i) Landlord, at Landlord's sole cost and expense, hereby agrees to perform or cause to be performed the following improvements in the Additional Temporary Premises prior to the Part B Additional Temporary Premises Term Commencement
                      Date: (1) restoration of the ceilings, lighting and HVAC systems to a condition consistent with the building standards and located in the Part B Additional Temporary Premises, (2) shampoo of exiting carpets within the Part A Additional Temporary Premises and replacing the carpeting with building standard carpeting within the Part B Additional Temporary Premises, and (3) repaint those walls located within the entire Additional Temporary Premises which are not currently covered with wallcoverings.

                      (ii) Tenant shall be liable for and shall contribute an amount equal to fifty percent (50%) of the total cost of the removal of the training and rear projection rooms currently located in the Part B Additional Temporary Premises. Within ten (10) days following the date of execution of this First Amendment, Tenant shall deliver to Landlord the amount equal to Sixteen Thousand Four Hundred Fifty-Six Dollars and 50/100 ($16,456.50) ("TENANT'S ESTIMATED CONTRIBUTION AMOUNT"). In the event Tenant's Estimated Contribution Amount is less than fifty percent (50%) of the costs actually incurred in connection with the removal of the training and rear projection rooms, Landlord shall deliver to Tenant a written request with documentary evidence of the actual cost and Tenant shall, within ten (10) days after delivery of such notice, deliver to Landlord the remaining balance owed to Landlord above Tenant's Estimated Contribution Amount. In the event Tenant's Estimated Contribution Amount is more than fifty percent (50%) of the costs actually incurred in connection with the removal of the training and rear projection rooms, Landlord shall reimburse Tenant such excess amount within ten (10) days after such actual costs is finally determined by Landlord and all lien releases and other items related to such removal have been received by Landlord.

           c.         SURRENDER OF ADDITIONAL TEMPORARY PREMISES. Within thirty
                      (30) days following substantial completion of the Tenant Improvements (as defined in EXHIBIT C hereto), Tenant shall surrender possession of the Additional Temporary Premises in accordance with Paragraph 36 hereof."

        2.      Delete Paragraph 39.D(2) in its entirety.

        3. Delete Paragraph 39.A in its entirety and replace with the following:

        "A.     RENT.

        Subject to the provisions of Paragraphs 2.B, Base Rent, net of Operating Expenses per Paragraph 7 of this Lease, for the Premises shall be as follows:


        From the Term Commencement Date through the
        end of the twelfth (12th)                               $627,432.00 per month plus operating expenses per Paragraph 7 of this Lease. Operating Expenses for calendar year 2000 are estimated to be

        month following the Term Commencement Date:             $217,256.00 per month.

        Month 13 following the Term Commencement
        Date through Month 24:                                  $646,254.00 per month plus operating expenses per Paragraph 7 of this Lease

        Month 25 following the Term Commencement
        Date through Month 36:                                  $665,642.00 per month plus operating expenses per Paragraph 7 of this Lease.

        Month 37 following the Term Commencement
        Date through Month 48:                                  $685,611.00 per month plus operating expenses per Paragraph 7 of this Lease.

        Month 49 following the Term Commencement
        Date through Month 60:                                  $706,179.00 per month plus operating expenses per Paragraph 7 of this Lease.

        Month 61 following the Term Commencement
        Date through Month 72:                                  $727,364.00 per month plus operating expenses per Paragraph 7 of this Lease.

        Month 73 following the Term Commencement
        Date through Month 84:                                  $749,185.00 per month plus operating expenses per Paragraph 7 of this Lease.

        Month 85 following the Term Commencement
        Date through Month 96:                                  $771,661.00 per month plus operating expenses per Paragraph 7 of this Lease.

        Month 97 following the Term Commencement
        Date through Month 108:                                 $794,811.00 per month plus operating expenses per Paragraph 7 of this Lease

        Month 109 following the Term Commencement
        Date through Month 120:                                 $818,655.00 per month plus operating expenses per Paragraph 7 of this Lease."


        4.      Insert as a new Paragraph 39.F the following:

        "F.     EXPANSION PREMISES. Prior to delivery by Landlord to Tenant of the Premises, Landlord shall deliver to Tenant possession of the premises depicted on ATTACHMENT C, attached hereto (the "EXPANSION PREMISES"), which Expansion Premises comprise approximately thirty-nine thousand forty-three (39,043) rentable square feet and is in the building located at 1741 Technology Drive, San Jose, California. The terms and conditions of this Lease shall apply to Tenant's possession and use of the Expansion Premises; provided, however, that Base Rent due and payable commencing on the Expansion Premises Term Commencement Date (as defined herein) through the Term Commencement Date shall be an amount equal to One Hundred Eleven Thousand Two Hundred Seventy-Three Dollars and No/100 ($111,273.00) per month. Tenant shall be liable for the payment of Operating Expenses with respect to the Expansion Premises as of the Expansion Premises Term Commencement Date (as defined below). If the obligation for payment of Base Rent for the Expansion Premises commences on a day other than the first day of a month, then such Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Expansion Premises Term Commencement Date (as defined below). The term commencement date ("EXPANSION PREMISES TERM COMMENCEMENT DATE") with respect to the Expansion Premises shall be the date Landlord delivers possession of the Expansion Premises with the improvements, if any, substantially complete in accordance with the terms of ATTACHMENT D, attached hereto. By taking possession of the Expansion Premises, Tenant accepts them "as is," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use (with respect to the Expansion Premises) and Tenant's intended operations in the Expansion Premises, whether or not any notice of acceptance is given. Landlord shall make commercially reasonable efforts to deliver possession of the Expansion Premises to Tenant on or before May 1, 2000. Tenant's taking of possession of the Expansion Premises or any part thereof shall constitute Tenant's confirmation of substantial completion thereof for all purposes hereof, whether or not substantial completion of the Expansion Premises Building or Project shall have occurred. If for any reason Landlord cannot deliver possession of the Expansion Premises to Tenant on the scheduled

        Expansion Premises Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and unless the Expansion Premises have been delivered to Tenant, Tenant agrees to accept possession of the Expansion Premises at such time as such improvements have been substantially completed, which date shall then be deemed the Expansion Premises Term Commencement Date. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord with respect to the Expansion Premises, the certificate of Landlord's architect or general contractor shall be conclusive. Upon the Term Commencement Date, the Expansion Premises shall be a part of the Premises under this Lease and the terms and conditions of the Lease shall apply to the Expansion Premises as a part of the Premises, except as expressly stated herein."

        5. The following shall be added to and made a part of the Lease as a new Paragraph 39.G:


        "G.     ADDITIONAL LETTER OF CREDIT.

        (1) DELIVERY OF ADDITIONAL LETTER OF CREDIT. In lieu of depositing a cash security deposit with Landlord and in addition to the LOC, Tenant shall, on execution of this Lease, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("ADDITIONAL LOC") in the amount of One Million Three Hundred Thirty-Five Thousand Two Hundred Seventy-One and No/100 Dollars ($1,335,271.00), as it may be increased as provided in this Lease (the "ADDITIONAL LOC AMOUNT") for an initial term of the Additional LOC of three
                (3) years and thereafter shall renew automatically from year to year through 30 days beyond the expiration date of this Lease or any extension thereto. The Additional LOC shall be in a form acceptable to Landlord and shall be issued by an "LOC bank" selected by Tenant and acceptable to Landlord. The Additional LOC shall survive the termination of this Lease. An "LOC bank" is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Additional LOC. The Additional LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Additional LOC and/or the Additional LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the Additional LOC and/or the Additional LOC Security Deposit. The maximum amount of any transfer fee associated with such transfer shall not be in excess of reasonable transfer fees customarily required by issuing banks, which about shall be expressly stated in the terms of the Additional LOC, and shall be payable by Landlord.

        (2) REPLACEMENT OF ADDITIONAL LETTER OF CREDIT. Tenant may, from time to time, replace any existing Additional LOC with a new Additional LOC if the new Additional LOC (a) becomes effective at least thirty (30) days before expiration of the Additional LOC that it replaces; (b) is in the required Additional LOC amount; (c) is issued by an LOC bank acceptable to Landlord; and
                (d) otherwise complies with the requirements of this Paragraph 39.G.

        (3) LANDLORD'S RIGHT TO DRAW ON ADDITIONAL LOC. Landlord shall hold the Additional LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant is in default pursuant to this Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the Additional LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 30 (Right of Landlord to Perform Tenant's Covenant); and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. If Tenant fails to renew or replace the Additional LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the Additional LOC.

        (4) ADDITIONAL LOC SECURITY DEPOSIT. Any amount of the Additional LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "ADDITIONAL LOC SECURITY DEPOSIT") in accordance with Paragraph 19 of this Lease.

        (5) RESTORATION OF ADDITIONAL LOC AND ADDITIONAL LOC SECURITY DEPOSIT. If Landlord draws on any portion of the Additional LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either
                (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the Additional LOC and the amount of any Additional LOC Security Deposit, shall equal the Additional LOC Amount then required under this Paragraph 39.G; or (b) reinstate the Additional LOC to the full Additional LOC Amount.

        (6) REDUCTION OF ADDITIONAL LOC AMOUNT. At least fifteen (15) business days prior to the dates specified in each of clauses a. through d. below, Tenant shall deliver to Landlord for review Tenant's financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized public accounting firm acceptable to Landlord, and any other financial information requested by Landlord ("TENANT'S FINANCIAL INFORMATION") If: (i) Tenant has a tangible net worth, which "tangible net worth" shall be determined by Landlord in its sole discretion and shall mean assets less intangible assets and total liabilities, with intangible asserts including nonmaterial benefits such as goodwill, patents, copyrights, and trademarks, in excess of One Hundred Seventy Five Million and No/100 Dollars ($175,000,000.00) as reflected in Tenant's Financial Information, which amount shall be determined by Landlord to its satisfaction prior to any reduction in the Additional LOC Amount; and (ii) Tenant's Financial Information reflects four
                (4) consecutive calendar quarters of profitability, as determined by Landlord, during the time period immediately preceding Tenant's request for reduction in the Additional LOC Amount described in this subparagraph during the time period immediately preceding Tenant's request for reduction in the Additional LOC Amount, as such profitability is determined by Landlord, then the following reductions in the Additional LOC Amount may be made in accordance with the terms of this Paragraph 39.G(6):

                a. At any time after the end of the thirty-sixth (36th) month following the Term Commencement Date, the Additional LOC Amount may be reduced to an amount equal to One Million One Thousand Four Hundred Fifty-Three and No/100 Dollars ($1,001,453.00);

                b. At any time after the end of the forty-eighth (48th) month following the Term Commencement Date, the Additional LOC Amount may be reduced to an amount equal to Six Hundred Sixty-Five Thousand Nine Hundred Sixty-Six and No/100 Dollars ($665,966.00);

                c. At any time after the end of the sixtieth (60th) month following the Term Commencement Date, the Additional LOC Amount may be reduced to an amount equal to Three Hundred Thirty Thousand Nine Hundred Eighty-Five and No/100 Dollars ($330,985.00); and

                d. At any time after the end of the seventy-second (72nd) month following the Term Commencement Date, the Additional LOC may be returned by Landlord to the issuing bank for cancellation provided that Tenant has, prior to such delivery by Landlord, delivered a cash security Deposit (to be held by Landlord in accordance with the terms of Paragraph 19 of this Lease) an amount equal to One Hundred Seventy-Nine Thousand Two Hundred Seven and No/100 Dollars ($179,207.00).

        In the event that any of the above described reductions to the Additional LOC Amount is made and, subsequently, Tenant fails to meet the corresponding profitability and tangible net worth condition precedent for a period of thirty (30) days following delivery by Landlord of written notice of any such failure, Tenant shall within two
        (2) business days, increase the face amount of the Additional LOC to an amount equal to the Additional LOC Amount existing prior to such reduction (including the reduction described in clause d. above). If Tenant fails to increase the Additional LOC Amount as provided above, such failure shall constitute a default hereunder (which default shall not be subject to any cure rights afforded anywhere in this Lease and Landlord shall be entitled to draw on the Additional LOC for the full Additional LOC Amount and hold such Additional LOC Amount as a Security Deposit in accordance with the terms of this Lease, and enforce all other rights available to Landlord pursuant to the terms of this Lease or under applicable law."


        6. Paragraph 4.1 of Exhibit C attached to the Lease shall be modified as follows: Delete the reference to "One Hundred Eighty-Five and No/100 Dollars ($185,000.00)" and insert therefor the following: "One Hundred Seventy Thousand and No/100 ($170,000.00)".

        7. The definition of Security Deposit in the Basic lease Information shall be deleted and replaced by the following:

                "Seven Million Five Hundred Twenty-Nine Thousand One Hundred Seventy-Five Dollars and No/100 ($7,529,175.00) Letter of Credit delivered in accordance with the terms of Paragraph 39.E (subject to adjustment as provided in Paragraphs 39.E, 39.G (as applicable) and 19 hereof)."

        8. "Tenant's Proportionate Share" with respect to the Expansion Premises in the Phase II Temporary Premises Building shall be 29.35%.

        9. "Occupancy Density" with respect to the Expansion Premises in the Phase II Temporary Premises Building shall be 4.5 people per one thousand rentable square feet.

        10. Provided Tenant is not, and has not been, in default of any terms and conditions of this Lease, during the initial Term of the Lease only, Tenant shall have a one-time right of first offer to lease space in the Phase II Temporary Premises Building at such time as such additional space is vacated by the prior tenant. Upon notification by Landlord in writing of the availability of space and the terms and conditions on which Landlord is willing to lease such additional space to Tenant, Tenant shall have five (5) days to notify Landlord in writing of Tenant's desire to exercise Tenant's right of first offer on the terms and conditions. In the event Tenant fails to give Landlord notice of Tenant's election to lease such additional space within such time period, or if Tenant elects not to lease such space, Tenant shall have no further right, title or interest in such additional space (except as expressly provided in this Lease) and this right of first offer shall terminate with respect to the portion of the available space so offered to Tenant. If, on the other hand, Tenant exercises its right of first offer in the manner prescribed, Tenant shall immediately deliver to Landlord payment for the first month's rent for such additional space (in the same manner as provided for in this Lease), and the lease for such additional space shall be consummated without delay in accordance with the terms and conditions set forth in Landlord's notice Such additional space shall be leased to Tenant on an "as is" basis and Landlord shall have no obligation to improve such additional space or grant Tenant any improvement allowance thereon. Notwithstanding anything to the contrary herein contained, Tenant's right to the expansion premises shall be conditioned upon the following: (i) at the time Tenant agrees to accept the expansion premises and at the time of the commencement of the term for the expansion premises, Tenant shall be in possession of and occupying the primary premises for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant or licensee and, provided further, that the option for additional space shall be applicable hereunder only if the expansion premises will actually be occupied by Tenant and (ii) the agreement of acceptance shall constitute a representation by Tenant to Landlord, effective as of the date of the agreement of acceptance and as of the date of commencement of the lease for the expansion premises, that Tenant does not intend to assign the lease for the expansion premises, in whole or in part or sublet all or any portion of the Premises, the election to expand being for the purpose of utilizing the expansion premises for Tenant's purposes in the conduct of Tenant's business therein.

        11. The following phrase from last sentence of Paragraph 7.C of the Lease shall be deleted: "up to an amount not to exceed Fifteen Thousand Dollars ($15,000)".


Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

        IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment as of the date first written above.



LANDLORD:                                 TENANT:
Spieker Properties, L.P.,                 Brocade Communications Systems, Inc.,
A California limited partnership          a Delaware corporation

By: Spieker Properties, Inc.,            By:
    a Maryland corporation                  --------------------------------
    its General Partner                     Michael J. Byrd
                                            Its: Vice President, Finance
                                                 Chief Financial Officer

By:                                      By:
    --------------------------------        --------------------------------
    Joseph D. Russell, Jr.                  Victor Rinkle
    Its: President,                         Its: Vice President, Operations
         Silicon Valley Region

                                  ATTACHMENT A

                                  ATTACHMENT B

                                  ATTACHMENT C

                                  ATTACHMENT D


                 LEASE EXPANSION PREMISES IMPROVEMENT AGREEMENT

        This Lease Expansion Premises Improvement Agreement ("EXPANSION PREMISES IMPROVEMENT AGREEMENT") sets forth the terms and conditions relating to construction of the initial Expansion Premises Tenant Improvements described in the Plans referred to below (the "EXPANSION PREMISES TENANT IMPROVEMENTS") in the Expansion Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "LEASE") to which this Expansion Premises Improvement Agreement is attached and forms a part.

1.      Plans and Specifications.

           1.1. Landlord shall construct the Expansion Premises Tenant Improvements in the Expansion Premises pursuant to the plans and drawings as provided to Landlord by Devcon (collectively, the "PLANS"). Tenant shall make no changes or modifications to the Plans or submit any change orders without the prior written approval of Landlord.

           1.2. Notwithstanding Landlord's review and approval of the Plans, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Plans, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulations of any improvements described therein or constructed in the Expansion Premises. Landlord shall assign to Tenant all warranties and guarantees by the contractor who constructs the Expansion Premises Tenant Improvements relating to the Expansion Premises Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Expansion Premises Tenant Improvements.

2.      Specifications for Standard Expansion Premises Tenant Improvements.

           2.1. Specifications and quantities of standard building components which will comprise and be used in the construction of the Expansion Premises Tenant Improvements ("STANDARDS") are set forth in SCHEDULE 1 to this ATTACHMENT
D. As used herein, "STANDARDS" or "BUILDING STANDARDS" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on SCHEDULE 1 of this ATTACHMENT D, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

           2.2. No deviations from the Standards are permitted.

3.      Construction of Expansion Premises Tenant Improvements.

           3.1. Promptly upon the execution of this Expansion Premises Improvement Agreement, Landlord shall secure a building permit and commence construction of the Expansion Premises Tenant Improvements provided that Tenant shall cooperate with Landlord in executing permit applications and performing other actions reasonably necessary to enable Landlord to obtain any required permits or certificates of occupancy. Without limiting the provisions of Paragraph 35 of the Lease, Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant (including delays by the contractor or anyone else performing services on behalf of Landlord or Tenant).

           3.2. If any work is to be performed on the Expansion Premises by Tenant or Tenant's contractor or agents:

               (a) Such work shall proceed upon Landlord's written approval of Tenant's contractor, public liability and property damage insurance carried by Tenant's contractor, and detailed plans and specifications for such work shall be at Tenant's sole cost and expense, and shall further be subject to the provisions of Paragraphs 12 and 27 of the Lease.

               (b) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable Regulations. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable Regulations.

               (c) If required by Landlord or any lender of Landlord, all work by Tenant or Tenant's contractor or agents shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed.

               (d) All work by Tenant or Tenant's contractor or agents shall be scheduled through Landlord.

               (e) Tenant or Tenant's contractor or agents shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Tenant's or Landlord's contractor.

               (f) Tenant's entry to the Expansion Premises for any purpose, including, without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the date Tenant's obligation to pay rent commences shall be subject to all the terms and conditions of the Lease except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

               (g) Tenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

4.      Completion and Rental Commencement Date.

           4.1. Tenant's obligation to pay Rent under the Lease shall commence on the applicable date described in Paragraph 2 of the Lease. However:

               (a) If Tenant delays in approving any matter requiring Tenant's approval within the time limits specified herein; or

               (b) If the construction period is extended because Tenant requests any changes in construction or modifies the Plans or if the same do not comply with applicable Regulations; or

               (c) If Landlord is otherwise delayed in the construction of the Expansion Premises Tenant Improvements for any act or omission of or breach by Tenant or anyone performing services on behalf of Tenant or on account of any work performed on the Expansion Premises by Tenant or Tenant's contractors or agents, then the date described in Paragraph 2 of the Lease shall be deemed to be accelerated by the total number of days of Tenant delays described in (a) through (c) above (each, a "TENANT DELAY"), calculated in accordance with the provisions of Paragraph 4.2 below.

           4.2. If the Term of the Lease has not already commenced pursuant to the provisions of Paragraph 2 of the Lease and substantial completion of the Expansion Premises Tenant Improvements has been delayed on account of any Tenant Delays, then upon actual substantial completion of the Expansion Premises Tenant Improvements (as defined in Paragraph 2 of the Lease), Landlord shall notify Tenant in writing of the date substantial completion of the Expansion Premises Tenant Improvements would have occurred but for such Tenant Delays, and such date shall thereafter be deemed to be the Term Commencement Date for all purposes under the Lease. Tenant shall pay to Landlord, within three (3) business days after receipt of such written notice (which notice shall include a summary of Tenant Delays), the per diem Base Rent times the number of days between the date the Term Commencement Date would have otherwise occurred but for the Tenant Delays (as determined by Landlord's contractor), and the date of actual substantial completion of the Expansion Premises Tenant Improvements.

           4.3. Promptly after substantial completion of the Expansion Premises Tenant Improvements, Landlord shall give notice to Tenant and Tenant shall conduct an inspection of the Expansion Premises with a representative of Landlord and develop with such representative of Landlord a punchlist of items, if any, of the Expansion Premises Tenant Improvements that are not complete or that require correction. Upon receipt of such punchlist, Landlord shall proceed diligently to remedy such items at Landlord's cost and expense provided such items are part of the Expansion Premises Tenant Improvements to be constructed by Landlord hereunder and are otherwise consistent with Landlord's obligations under this Expansion Premises Improvement Agreement (with any dispute between Landlord and Tenant pertaining thereto to be resolved by Landlord's architect or general contractor). Substantial completion shall occur notwithstanding delivery of any such punchlist.

           4.4. A default under this Expansion Premises Improvement Agreement shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

           4.5. Without limiting the "as-is" provisions of the Lease, except for the Expansion Premises Tenant Improvements to be constructed by Landlord pursuant to this Expansion Premises Improvement Agreement, Tenant accepts the Expansion Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Expansion Premises prior to signing the Lease.

5.      Expansion Premises Tenant Improvement Costs.

           5.1. The cost of the Expansion Premises Tenant Improvements shall be paid for by Tenant (provided, however, that Landlord shall allocate the Expansion Premises Tenant Improvement Allowance (as herein defined) to such costs), including, without limitation, the cost of: Standards; space plans and studies; architectural and engineering fees; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements; remediation and preparation of the Premises for construction of the Expansion Premises Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; attorneys' fees; financing costs; and all other costs expended or to be expended in the construction of the Expansion Premises Tenant Improvements, including those costs incurred for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of the Lease or for materials comprising the Expansion Premises Tenant Improvements which were purchased by Landlord prior to the execution of the Lease; and an administration fee of three percent (3%) of the amount of the Expansion Premises Tenant Improvements.

           5.2. Provided Tenant is not in default under the Lease, including this Expansion Premises Improvement Agreement, Landlord shall contribute a one-time tenant improvement allowance not to exceed Thirty and No/100 Dollars ($30.00) per rentable square foot of the Expansion Premises ("EXPANSION PREMISES TENANT IMPROVEMENT ALLOWANCE") toward the cost of the initial Expansion Premises Tenant Improvements. If the cost of the Expansion Premises Tenant Improvements exceeds the Expansion Premises Tenant Improvement Allowance, Tenant shall pay Landlord such excess cost within ten (10) days after Landlord's notice to Tenant of such excess cost. No credit shall be given to Tenant if the cost of the Expansion Premises Tenant Improvements is less than the Expansion Premises Tenant Improvement Allowance.

           5.3. If the cost of the Expansion Premises Tenant Improvements increases after the Tenant's approval of the Plans due to the requirements of any governmental agency or applicable Regulation or any other reason, Tenant shall pay Landlord the amount of such increase within ten (10) days after notice from Landlord of such increase.

           5.4. If Tenant requests any change(s) in the Plans after approval of the estimate of the cost of the Expansion Premises Tenant Improvements and any such requested changes are approved by Landlord in writing in Landlord's sole discretion, Landlord shall advise Tenant promptly of any cost increases and/or delays such approved change(s) will cause in the construction of the Expansion Premises Tenant Improvements. Tenant shall approve or disapprove any or all such change(s) within three (3) business days after notice from Landlord of such cost increases and/or delays. To the extent Tenant disapproves any such cost increase and/or delay attributable thereto, Landlord shall have the right, in its sole discretion, to disapprove Tenant's request for any changes to the approved Plans. If the cost of the Expansion Premises Tenant Improvements increases due to any changes in the Plan(s) requested by Tenant, Tenant shall pay Landlord the amount of such increase within ten (10) days after notice from Landlord of such increase and Tenant's approval thereof in accordance with this Paragraph 5.4.

           5.5. Notwithstanding anything to the contrary in this Expansion Premises Improvement Agreement, in the event that the cost of the Expansion Premises Tenant Improvements exceeds the Expansion Premises Tenant Improvement Allowance, upon Tenant's written request, Landlord shall provide an additional amount not to exceed Four Dollars ($4.00) per rentable square foot (the "EXPANSION PREMISES BASE RENT INCREASE FACTOR") toward the excess cost of the Expansion Premises Tenant Improvements. Tenant must provide such written request to Landlord prior to the Expansion Premises Term

Commencement Date defined in the Lease. In the event Tenant fails to so provide such written notice to Landlord, Tenant shall be deemed to waive its right to receive the Expansion Premises Base Rent Increase Factor. The Expansion Premises Base Rent Increase Factor shall be amortized over the initial Term of the Lease commencing upon disbursement of monies, at an interest rate of ten percent (10%) per annum, payable in monthly installments as Base Rent, in accordance with the terms of the Lease. If the costs of the Expansion Premises Tenant Improvements does exceed the Expansion Premises Tenant Improvement Allowance, and Tenant elects to receive the Expansion Premises Base Increase Rent Factor pursuant to this Paragraph 5.3, Landlord and Tenant shall each execute a written amendment to the Lease, prepared by Landlord, to reflect the appropriate increase in the amount of Base Rent.

           5.6. Within forty-five (45) days following Landlord's receipt of the approved Plans, Landlord shall provide to Tenant a cost estimate for the Expansion Premises Tenant Improvements which cost estimate shall be prepared in reasonable detail and in good faith. IN the event that the cost of the Expansion Premises Tenant Improvements is greater than the Expansion Premises Tenant Improvement Allowance, Tenant shall either (i) deliver such excess amounts to Landlord in accordance with this Expansion Premises Improvement Agreement, or
(ii) for the excess amount equal to or less than Four Dollars ($4.00) per rentable square foot, inform Landlord in writing whether Tenant elects to exercise its rights pursuant to Paragraph 5.5 above with respect to the Expansion Premises Base Rent Increase Factor. In the event that Tenant elects clause (ii) above and the excess amount is greater than the Expansion Premises Base Rent Increase Factor, Tenant shall pay such excess amount above the Expansion Premises Base Rent Increase Factor to Landlord in accordance with this Expansion Premises Improvement Agreement.

                                   SCHEDULE 1
                                 TO ATTACHMENT D

                               BUILDING STANDARDS


        The following constitutes the Building Standard Expansion Premises Tenant Improvements ("STANDARDS") in the quantities specified:

                                (to be provided)